UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2023

GSR II Meteora Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3203989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

418 Broadway, Suite N Albany, New York	12207
(Address of Principal Executive Offices)	(Zip Code)

(561) 532-4682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one warrant and one sixteenth of one right	GSRMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	GSRM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GSRMW	The Nasdaq Stock Market LLC
Rights, each whole right entitling the holder to receive one share of Class A common stock	GSRMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Non-Redemption Agreements

On June 22, 2023, June 23, 2023, and June 26, 2023, GSR II Meteora Acquisition Corp., a Delaware corporation (the “Company”), entered into additional non-redemption agreements (each a “Non-Redemption Agreement” and collectively, the “Non-Redemption Agreements”) with certain third parties (each a “Non-Redeeming Stockholder” and collectively, the “Non-Redeeming Stockholders”) in connection with the special meeting of stockholders to be called by the Company (the “Special Meeting”) to consider and approve, among other proposals, the transactions (the “Business Combination”) contemplated by the Transaction Agreement, dated as of August 24, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among the Company, GSR II Meteora Sponsor LLC (the “Sponsor”), Lux Vending, LLC dba Bitcoin Depot (“BT OpCo”), BT HoldCo LLC (“BT HoldCo”) and BT Assets, Inc. (“BT Assets”). Pursuant to such additional Non-Redemption Agreements, each Non-Redeeming Stockholder agreed that it will not elect to redeem or otherwise tender or submit for redemption up to an aggregate of 445,132 shares (the “Non-Redeemed Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), in connection with the Business Combination and, to the extent necessary, purchase a certain amount of previously redeemed Class A Common Stock (the “Redeemed Shares”), and in the event the Non-Redeeming Stockholder has previously elected to redeem, tendered or submitted the Non-Redeemed Shares for redemption, the Non-Redeeming Stockholder shall rescind such redemption prior to 5:00 p.m. Eastern Daylight time, two (2) business days before the Special Meeting (the “Redemption Deadline”) and, to the extent any Redeemed Shares were purchased, the Non-Redeeming Stockholder shall confirm that any prior redemption of the Redeemed Shares has been rescinded. In addition, the Company expects certain third parties under the Non-Redemption Agreements to purchase at least 261,600 shares of Class A Common Stock in the open market and/or through negotiated private transactions and elect not to redeem such shares or confirm such redemption of such shares has been rescinded in connection with the Special Meeting.

In consideration of the Non-Redeeming Stockholder’s commitment to not redeem the Non-Redeemed Shares, the Company has agreed, upon the closing of the Business Combination, (i) to pay such Non-Redeeming Stockholder cash released from the Company’s trust account (the “Trust Account”) equal to the applicable amount of Class A Common Stock beneficially held by the Non-Redeeming Stockholder, being equal to 3.33 times the number of Committed Shares, multiplied by the Redemption Price (as defined in the Non-Redemption Agreements), minus such applicable Committed Shares (as defined in the Non-Redemption Agreements) multiplied by the Redemption Price or (ii) to grant such Non-Redeeming Stockholder a number of Class A Common Stock equivalent to 2.33 times the applicable Non-Redeemed Shares (“Bonus Shares”). In addition, each Non-Redeeming Stockholder agreed that until the earlier to occur of (i) a public announcement or filing that the Business Combination will not occur, or (ii) two business days prior to such Redemption Deadline, it will neither offer for sale, sell or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) any Non-Redeemed Shares. Further, for six months following the consummation of the Business Combination, each Non-Redeeming Stockholder agreed not to (a) engage in any transfer, pledge transactions or “Short Sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to any Non- Redeemed Shares, or (b) allow the Non-Redeemed Shares held by the Non-Redeeming Stockholder to be lent out or rehypothecated.

As of June 26, 2023, the Company has entered into 13 Non-Redemption Agreements with Non-Redeeming Stockholders and one PIPE Agreement, dated June 23, 2023 (the “PIPE Agreement”), by and among the Company, BT OpCo, and the subscribers set forth therein (each, a “Subscriber” and collectively, the “Subscribers”) in connection with the Business Combination. Pursuant to the Non-Redemption Agreements and PIPE Agreement, the Non-Redeeming Stockholders and Subscribers have agreed not to request redemption of up to an aggregate of 3,443,831 shares of Class A Common Stock (the “Non-Redemption Shares”) in connection with the Business Combination Proposal.

The purchase price of the Non-Redemption Shares did not exceed the redemption price, which is estimated to be $10.4745 per share of Class A Common Stock and any future purchases of the Non-Redemption Shares will be effected at purchase prices that are no greater than $10.4745 per share of Class A Common Stock. The purpose of such share purchases was to increase the likelihood of: (i) satisfaction of a minimum cash condition pursuant to the Transaction Agreement; (ii) otherwise limiting the number of shares of Class A Common Stock to be redeemed; (iii) the Company’s net tangible assets (as determined in accordance with Rule 3a51-(g)(1) of the Exchange Act) being at least $5,000,001; and (iv) to assist the Company in meeting The Nasdaq Stock Market LLC’s (“Nasdaq”) minimum listing standards (generally, the Company must maintain a minimum amount in stockholders’ equity (generally $10.0 million) and a minimum number of holders of its securities (generally 400 public holders)).

The Non-Redemption Agreements and PIPE Agreement are not expected to increase the likelihood that the Business Combination is approved by Company’s stockholders, and are expected to increase the amount of funds that remain in the Trust Account following the Special Meeting, relative to the amount of funds that would be expected to be remaining in the Trust Account following the Special Meeting had the Non-Redemption Agreements and PIPE Agreement not been entered into and the shares subject to such agreements had been redeemed.

The foregoing description is qualified in its entirety by reference to the form of Non-Redemption Agreement (no-cash), the form of Non-Redemption Agreement, and the PIPE Agreement attached hereto as Exhibit 10.1 and 10.2, and 10.3 respectively, and are incorporated herein by reference.

.Registration Rights Agreement

Pursuant to the Non-Redemption Agreements, each Non-Redeeming Stockholder receiving Bonus Shares is entitled to enter into and become a party to and that certain Amended and Restated Registration Right Agreement (the “Registration Rights Agreement”), to be entered into at the closing of the Business Combination, among the Company, Sponsor and the other parties thereto, and pursuant to the Registration Rights Agreement, such Non-Redeeming Stockholder is entitled to certain customary registration rights with respect to the Bonus Shares issued pursuant the Non-Redemption Agreements.

The foregoing description is qualified in its entirety by reference to the form of Registration Rights Agreement attached hereto as Exhibit 10.4, and incorporated herein by reference.

Important Information About the Business Combination and Where to Find It

The Business Combination will be submitted to the stockholders of the Company for their consideration. The Company has filed a definitive proxy statement of the Company with the Securities and Exchange Commission (the “SEC”), copies of which were mailed to all Company stockholders of record as of June 1, 2023, the record date established for voting on the proposed Business Combination, beginning on or about June 16, 2023. The Company also plans to file other documents with the SEC regarding the Business Combination. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement, as well as all other relevant materials filed or that will be filed with the SEC, in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Business Combination, because these documents will contain important information about the Company, Company, BT HoldCo, BT OpCo, BT Assets and the proposed Business Combination. Stockholders may also obtain a copy of the definitive proxy statement, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Cody Slach or Alex Kovtun, (949) 574-3860, GSRM@gatewayir.com.

Participants in the Solicitation

The Company, BT HoldCo, BT OpCo, BT Assets and certain of their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the Business Combination is set forth in the Company’s definitive proxy statement that has been filed with the SEC. Investors and security holders may obtain more detailed information regarding the names of the Company’s directors and executive officers in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are included in the definitive proxy statement and other relevant materials filed with the SEC. Stockholders, potential investors and other interested persons should read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the Business Combination. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BT HoldCo’s, BT Assets’, BT OpCo’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BT HoldCo, BT Assets, BT OpCo and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the stockholders of the Company is not obtained; failure to realize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to the combined company; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; the combined company’s ability to manage future growth; the combined company’s ability to develop new products and services, bring them to market in a timely manner, and make enhancements to its business; the effects of competition on the combined company’s future business; the amount of redemption requests made by the Company’s public stockholders; the ability of the Company or the combined company to issue equity or equity-linked securities in connection with the Business Combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, from time to time with the SEC, including the definitive proxy statement. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of BT HoldCo, BT Assets, BT OpCo or the Company presently knows or that BT HoldCo, BT Assets, BT OpCo and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BT HoldCo’s, BT Assets’, BT OpCo’s and the Company’s expectations, plans or forecasts of future events and views as of the date hereof. BT HoldCo, BT Assets, BT OpCo and the Company anticipate that subsequent events and developments will cause BT HoldCo, BT Assets’, BT OpCo’s and the Company’s assessments to change. However, while BT HoldCo, BT Assets, BT OpCo and the Company may elect to update these forward-looking statements at some point in the future, BT HoldCo, BT Assets, BT OpCo and the Company specifically disclaim any obligation to do so except as otherwise required by applicable law. These forward-looking statements should not be relied upon as representing BT HoldCo’s, BT Assets’, BT OpCo’s and the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and shall not constitute an offer to sell, nor a solicitation of an offer to buy, any securities in connection with the proposed Business Combination or otherwise, or the solicitation of a proxy, consent or authorization in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or otherwise in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom, and otherwise in accordance with applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Non-Redemption Agreement (No-Cash)

10.2	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 2, 2023 (file no. 001-41305)

10.3	PIPE Agreement, by and among the subscribers set forth therein, Lux Vending, LLC and GSR II Meteora Acquisition Corp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 26, 2023 (file no. file no. 001-41305)

10.4	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 13, 2023 (file no. 001-41305)

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2023

GSR II METEORA ACQUISITION CORP.

By:	/s/ Gus Garcia
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

Exhibit 10.1

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of [ ● ], 2023, is made by and among GSR II Meteora Acquisition Corp., a Delaware corporation (the “Company”), and the Backstop Investor (as defined below).

WHEREAS, the Company is a special purpose acquisition company whose Class A Common Stock (“Common Stock”) is traded on the Nasdaq Global Market under the symbol “GSRM”, and whose warrants (“Warrants”) are traded on the Nasdaq Global Market under the symbol “GSRMW”, among other securities of the Company;

WHEREAS, the Company, GSR II Meteora Sponsor LLC (the “Sponsor”), BT Assets, Inc. (“BT Assets”) and Lux Vending, LLC (collectively with BT Assets, “BT Entities”) have entered into a Transaction Agreement, dated as of August 24, 2022 (as may be amended from time to time, the “Transaction Agreement”);

WHEREAS, the Company and Backstop Investor on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Backstop Investor or its affiliates (the “Backstop Investor”) are entering into this Agreement in anticipation of the closing of the business combination contemplated by the Transaction Agreement (the “Business Combination”);

WHEREAS, the Transaction Agreement includes the condition that the Company shall have at least (x) if a committed equity financing facility of at least $15,000,000 is put in place prior to or at the Closing (as defined below), $30,000,000, or (y) otherwise, $45,000,000, in each case, net of any amounts required to be paid to satisfy the redemption of any shares of Common Stock in connection with the Business Combination, with certain adjustments related to expenses and indebtedness (the “Minimum Cash Condition”), at the consummation of the Business Combination (the “Closing”);

WHEREAS, prior to or concurrent with the execution of this Agreement, the Company has entered into other non-redemption agreements with substantially similar terms with other stockholders of the Company (such non-redemption agreements, “Other Non-Redemption Agreements”, and such other stockholders of the Company, “Other Backstop Investors”), which, together with this Agreement, mandate the non-redemption of no more than 5,000,000 shares of Common Stock;

WHEREAS, as of the end of the day prior to Closing in respect of the Common Stock, the Backstop Investor has, or will have, voting and investment power over [ ● ] shares of Common Stock (“Backstop Investor Shares”). For the avoidance of doubt, the Backstop Investor may have voting and investment power over additional shares of Common Stock (such shares, “Non-Backstop Investor Shares”) which will not be subject to this Agreement;

WHEREAS, pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “COI”), in its capacity as a holder of Common Stock, the Backstop Investor has the right to require that the Company redeem the Backstop Investor Shares held by the Backstop Investor in connection with the Business Combination, for the Redemption Price (as defined in the COI), representing the right to receive the Backstop Investor’s portion of the funds currently in the Company’s trust account, to the extent the Backstop Investor exercises such redemption right;

WHEREAS, the Company will file a definitive merger proxy with a deadline to exercise the redemption rights of shares of Common Stock of 5:00 p.m., Eastern Daylight time, two (2) business days before the special meeting (the “Meeting”) of stockholders of the Company to approve the Business Combination (the “Redemption Deadline”);

WHEREAS, pursuant to the terms of this Agreement, the Backstop Investor desires to agree to refrain from exercising such redemption right with respect to the Backstop Investor Shares; and

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings specified in the Transaction Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.    Non-Redemption Agreement. Subject to the conditions set forth in this Agreement, the Backstop Investor irrevocably and unconditionally hereby agrees that it will (i) not elect to redeem or otherwise tender or submit for redemption any of the Backstop Investor Shares in connection with the Business Combination and (ii) to the extent necessary, purchase a certain amount of previously redeemed Common Stock up to the amount of Backstop Investor Shares (the “Redeemed Shares”); provided, however, that in the event the Backstop Investor has previously elected to redeem, tendered or submitted the Backstop Investor Shares for redemption, the Backstop Investor shall rescind such redemption prior to the Redemption Deadline, and, in the event the Backstop Investor purchases the Redeemed Shares pursuant to clause (ii), the Backstop Investor has confirmed that such prior redemption of the Redeemed Shares has been rescinded prior to Closing.

2.    Non-Redemption Bonus Shares. Immediately upon consummation of the Business Combination, the Company shall grant to the Backstop Investor a number of Common Stock equivalent to 2.33 times the investor’s Backstop Investor Shares (“Non-Redemption Bonus Shares”).

3.    Restrictions. From the date of this Agreement until the earlier to occur of (i) a public announcement or filing that the Business Combination will not occur or (ii) two Business Days prior to the Redemption Deadline, the Backstop Investor hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will offer for sale, sell or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) any Backstop Investor Shares (collectively, a “Transfer”). Further, for six months following the consummation of the Business Combination, the Backstop Investor hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will (a) engage in any transfer, pledge transactions or “Short Sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to any Backstop Investor Shares, or (b) allow the Backstop Investor Shares held by the Backstop Investor to be lent out or rehypothecated.

4.    Representations and Warranties. Each of the parties hereto represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this

Agreement by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Agreement will not result in a violation of its Certificate of Formation or Certificate of Incorporation, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound. The Backstop Investor represents and warrants to the Company, that, as of the date hereof, the Backstop Investor beneficially owns the number of shares of Common Stock set forth opposite the Backstop Investor’s name on Exhibit A hereto. The Backstop Investor agrees to update Exhibit A as of the end of the day prior to Closing.

5.    Additional Covenants. The Backstop Investor hereby covenants and agrees that, except for this Agreement, the Backstop Investor shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to the Backstop Investor Shares (or any securities received in exchange therefore) inconsistent with Backstop Investor’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to the Backstop Investor Shares (or any securities received in exchange therefore), (iii) enter into any agreement or take any action that would make any representation or warranty of Backstop Investor contained herein untrue or inaccurate in any material respect or have the effect of preventing or disabling Backstop Investor from performing any of its obligations under this Agreement, or (iv) purchase the Backstop Investor Shares at a price higher than the price offered through the Company’s redemption process.

6.    Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated hereby.

7.    Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Transaction Agreement in accordance with its terms, (b) the mutual written consent of the parties hereto, (c) September 1, 2023, if the Business Combination has not been consummated by such date, and (d) the grant of the Non-Redemption Bonus Shares to the Backstop Investor following the consummation of the Business Combination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (a) and (d) above shall not affect any liability on the part of any party for an intentional breach of this Agreement. Section 6 through and including Section 30 of this Agreement will survive the termination of this Agreement.

8.    Trust Account Waiver. The Backstop Investor acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of a private placement (including interest accrued from time to time thereon) for the benefit of its public stockholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Backstop Investor hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Backstop Investor or any of its related parties as a shareholder of the Company to the extent related to or arising from any Backstop Investor Shares. The Backstop Investor hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect to the Released Claims. For the avoidance of doubt, this provision shall not restrict the Backstop Investor’s Redemption Rights (as defined in the COI) with respect to the Non-Backstop Investor Shares.

9.    Public Disclosure. The Company shall file a Current Report on Form 8-K with the SEC (the “Current Report”) reporting the material terms of this Agreement but not including the names of the Backstop Investor and its affiliates and/or advised funds, unless required by law, at least three (3) Business Days prior to the Redemption Deadline. The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Backstop Investor concerning the Company, the Common Stock or the Business Combination, other than the existence of this Agreement, such that the Backstop Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Company agrees that the name of the Backstop Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

10.    Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 27 hereof or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

11.    Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

12.    Freely Tradable. The Company confirms that (i) the Backstop Investor Shares will be freely tradeable without restrictive legends following the Business Combination; the Backstop Investor Shares will not require re-registration pursuant to a registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent following the Business Combination; and that the Backstop Investor shall not be identified as a statutory underwriter in any registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent.

13.    Form W-9 or W-8. The Backstop Investor shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable.

14.    Withholding. Notwithstanding any other provision of this Agreement, the Company and any of its agents and representatives, as applicable, shall be entitled to deduct and withhold from any amount payable hereunder any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. As of the date of this Agreement, no withholding in respect of U.S. federal income taxes is expected to be applicable to the payment of the Non-Redemption Bonus Shares to the Backstop Investor so long as the representation in paragraph 15 is made.

15.    Foreign Backstop Investor. The Backstop Investor (i) entered into this Agreement outside of the United States, (ii) made all decisions regarding the non-redemption of its Backstop Investor Shares outside of the United States, and (iii) will comply with all of the covenants hereunder outside of the United States.

16.    Non-Reliance. The Backstop Investor has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated hereunder and the Backstop Investor hereby acknowledges that neither the Company nor any representative or affiliate of the Company has provided or will provide the Backstop Investor with any financial, tax or other advice relating to this Agreement or the arrangements contemplated hereunder.

17.    No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties, BT Entities and their respective successors and permitted assigns. Except as expressly named in this Section 17, this Agreement is not intended, nor shall be construed, to give any Person, other than the parties, BT Entities and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

18.    Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned

(including by operation of law) without the prior written consent of the non-assigning party hereto (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Backstop Investor may transfer its rights, interests and obligations hereunder to one or more investment funds or accounts managed or advised by the Backstop Investor (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms hereof prior to any such transfer being effectuated.

19.    Purchase and Vote. In connection with this Agreement, Backstop Investor shall use reasonable efforts to purchase approximately [ ● ] shares of Common Stock before the Closing at or below the Redemption Price (the “Purchased Shares”). In the event that Backstop Investor cannot purchase any Purchased Shares at or below the Redemption Price, only the shares owned by the Backstop Investor at the Closing will be treated as Backstop Investor Shares. The Backstop Investor will not vote such Purchased Shares at the Meeting.

20.    Registration Rights. In connection with the Non-Redemption Bonus Shares, the Backstop Investor shall be entitled to the registration rights set forth in that certain registration rights agreement (the “Registration Rights Agreement”) to be entered into in connection with the Business Combination among the Company, Sponsor and the other parties thereto in respect of all shares of Common Stock accrued pursuant to the Non-Redemption Bonus Shares, and whereby Backstop Investor is entitled to become a party to the Registration Rights Agreement and upon entry shall become a “Holder” (as defined therein) and the shares of Common Stock acquired pursuant to the Non-Redemption Bonus Shares shall be “Registrable Securities” (as defined therein). The Company shall use its commercially reasonable efforts to file, within forty five (45) days of closing of a Business Combination, a registration statement that covers the shares of Common Stock acquired pursuant to the Non-Redemption Bonus Shares.

21.    Lock-Up. For the avoidance of doubt, such Non-Redemption Bonus Shares shall not be subject to any lock-up provision or agreement with the Company.

22.    Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

23.    Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

24.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

25.    No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Backstop Investor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

26.    Blocker Provision. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Backstop Investor upon any exercise of Warrants in the Company and its successor(s) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Backstop Investor and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Backstop Investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Notice of Exercise hereunder will constitute a representation by the Backstop Investor that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Notice of Exercise is permitted under this paragraph. This provision shall not restrict the number of shares of Common Stock which a Backstop Investor may receive or beneficially own in order to determine the amount of securities or other consideration that such Backstop Investor may receive in the event of a merger or other business combination or reclassification involving the Company. For the avoidance of doubt, this restriction shall not be conferred upon any third party to whom the Backstop Investor transfers such Warrants. This restriction may not be waived.

27.    Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 27):

If to the Company prior to consummation of the Business Combination:

[ ● ]

with a copy (which will not constitute notice) to:

[ ● ]

If to the Company after consummation of the Business Combination:

[ ● ]

with a copy to:

[ ● ]

If to the Backstop Investor:

[ ● ]

with a copy (which will not constitute notice) to:

[ ● ]

28.    Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

29.    Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

30.    Most Favored Nation. In the event the Sponsor enters one or more other similar non-redemption agreements with any Other Backstop Investors before or after the execution of this Agreement in connection with the Meeting, the Sponsor represents that the terms of such other similar non-redemption agreements are not materially more favorable to such Other Backstop Investors thereunder than the terms of this Agreement are in respect of the Backstop Investor. In the event that any Other Backstop Investor is afforded any such more favorable terms pursuant to such similar non-redemption agreement than the Backstop Investor, the Sponsor shall promptly inform the Backstop Investor of such more favorable terms in writing, and the Backstop Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

GSR II Meteora Acquisition Corp.

By:
Name:
Title:

Backstop Investor

By:
Name:
Title:

EXHIBIT A

Backstop Investor	Common Stock Owned